SHAREHOLDERS’ AGREEMENT

THIS AGREEMENT made as of the 24 day of October, 2011,

AMONG:
GOLDEN CENTURY RESOURCES LTD., a corporation incorporated under the laws of the State of Delaware and having an office at Suite 1200, 1000 N. West Street, Wilmington, Delaware 19801

(the “Company”)

AND:
The Parties set out in Schedule A hereto

(the “Shareholders”)

WHEREAS:

A.	The Shareholders are the registered and beneficial holders of the numbers of issued and outstanding shares in the capital of the Company set out in Schedule A opposite each Shareholder’s name; and,

B.	The Shareholders wish to establish certain rights and obligations in respect of sales and transfers of their respective shares in the common stock of the Company (the “Shares”).

IN CONSIDERATION of the premises, representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:

1.  Restrictions on Transfer. Except as otherwise expressly permitted in this Agreement, no Shareholder shall transfer all or any of its Shares to any person or other entity unless all of the  Shareholders, in writing, agree to the proposed transfer of the Shares at (i) a certain price and (ii) to the Purchaser or Purchasers offering to buy or, in the case of sales made through an stock exchange, through a broker (an “Offer”).

2.  Withholding.  An Offer may be approved and allowed pursuant to this Agreement even where one or more Shareholders choose not to sell his or her own Shares in the Offer (a “Withholding”) if and only if (a) the Withholding is provided for in the Offer and (b) all of the Shareholders approve in writing of the Offer and the Withholding.

3.  Process. The Shareholder proposing the sale must submit the details of an Offer in an offer statement (“Offer Statement“) to the other Shareholders in substantially the same form as set out in Schedule B hereto and according to the notice provisions of Section 9.7 hereto.  In the case of a Withholding, the Shareholding proposing the Offer shall submit an amended Offer Statement to the other Shareholders and the period for acceptance set out in Section 4 below shall recommence and run from the date of Notice of the amended Offer Statement.

4.  Acceptance. The Shareholders must submit their acceptance or rejection of the Offer Statement within five (5) calendar days following Notice.

5.  Transfer Upon Death. Notwithstanding Section 1 hereto, any Shareholder may, upon his or her death, transfer all or a portion of his or her Shares to a beneficiary in accordance with his or her last will and testament or by operation of the applicable law for the administration of estates upon intestacy, provided that such beneficiary agrees to become a party to this Agreement and to be bound by and have the benefit of the terms and conditions of this Agreement.

6.  Waiver and Consents. Each Shareholder hereby expressly consents to the transfer of any Shares transferred in accordance with this Agreement and agrees to execute promptly all documents requested by another party hereto in order to complete such transfer.

7.  Lock Up. On the day that is two years after the date of this Agreement (the “First Release Date”), ten percent (10%) of the Shares shall be released from the terms and conditions of this Agreement pro rata to each shareholder.  Following the First Release Date, ten percent (10%) of the Shares shall be released from the terms and conditions of this Agreement pro rata to each shareholder every six months until all of the Shares are released.

8.  Method of Termination. This Agreement shall cease and terminate and, except for Section 9 below, be of no further force and effect on the occurrence of any of the following events:

(a) the Company is dissolved, liquidated or formally wound up;
(b) all of the Shareholders agree in writing to terminate this Agreement; or,
(c) all of the Shares are released pursuant to Section 7 above.

9. Termination Shall Not Affect Right to Receive Money. No termination of this Agreement shall affect the right of any party to whom money is owed at the time of termination to receive that money according to the provisions of this Agreement, or affect any other rights or obligations which arose hereunder in respect of matters occurring prior to or which are expressly stated to survive, such termination.  This Section 8 shall survive the termination of this agreement.

10.  ARBITRATION

10.1  Arbitration. All disputes arising out of, or in connection with, this Agreement shall be referred to and finally resolved by an independent Arbitrator.  The selection of the independent Arbitrator shall be determined unanimously by the parties hereto and approval and appointment of the Arbitrator shall not unreasonably be withheld by any party hereto.  If no consensus can be reached after two weeks from the date of the request by any party hereto that a dispute be resolved by an independent Arbitrator, then the Arbitrator shall be selected by a simple majority in a secret ballot vote of the Shareholders in which each shareholder gets one vote and all votes count as one.

10.2  Final and Binding. The decision of the Arbitrator on all issues or matters submitted to the Arbitrator for resolution shall be conclusive, final and binding on all of the parties.

10.3  Costs. The Arbitrator shall determine who shall bear the costs of arbitration following his decision.

11.  CONDITION PRECEDENT

11.1  Effectiveness. This entire Agreement, including the restrictions on transfer of the Shares stated in Section 1 hereto, shall not become effective or enforceable against any party hereto until the date of the completion of the acquisition of all of the rights held by JinXin Copper Holding Limited (“JinXin”) in the Yang Tan Gold Mine as set out in the Letter of Intent between the Company and JinXin dated August 12, 2009.  This condition precedent is for the benefit of each of the parties to this Agreement.

12.  GENERAL

12.1  Gender, Plural and Singular. In this Agreement, the masculine includes the feminine and the neuter genders and the plural includes the singular and vice versa and modifications to the provisions of this Agreement may be made accordingly as the context requires.

12.2  Alterations. No alteration or amendment to this Agreement shall take effect unless it is in writing duly executed by each of the parties.

12.3  Proper Law of Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the laws of the United States applicable therein.

12.4  Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision and any such invalid or unenforceable provision shall be deemed to be severable.

12.5  Inclusive Language. The word “including”, when followed by any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, but rather it is to be construed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

12.6  Time of the Essence. Time shall be of the essence to this Agreement.

12.7  Notices. Any notice, payment or other communication required or permitted to be given or served pursuant to this Agreement shall be in writing and shall be delivered personally or forwarded by registered mail or courier or sent by facsimile or e-mail transmission to the party concerned at the contact information specified in this agreement or to any other address as may from time to time be notified in writing by any of the parties to the other parties hereto (“Notice”). Any notice, payment or other communication shall be deemed to have been given on the day delivered, if delivered personally or by facsimile or e-mail transmission, and within four business days following the date of posting, if sent by registered mail or courier.

12.8  Shareholders to Take Further Steps. Each Shareholder shall take all necessary actions and complete and execute all further documentation to comply with the intent, terms and conditions of this Agreement.

12.9  Company to be Bound. The Company, so far as its powers apply, shall be bound by the terms of this Agreement and shall do and perform all such acts and things and execute all such documents and assurances as it has power to do and as is necessary to fully and effectually carry out the terms of this Agreement.

12.10  Entire Agreement. The provisions of this Agreement constitute the entire agreement between the parties and supersede all previous communications, representations and agreements, whether oral or written, between the parties with respect to the subject matter of this Agreement.

12.11 Enurement. This Agreement shall enure to the benefit of and be binding upon the parties and, except as otherwise provided or as would be inconsistent with the provisions of this Agreement, their respective heirs, executors, administrators, successors and assigns.

12.12 Independent Legal Advice. Each of the parties to this Agreement confirms and acknowledges that it has been provided with an opportunity to seek independent legal advice with respect to its rights, entitlements, liabilities and obligations hereunder and understands that it has been recommended that such advice be sought prior to entering into this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of day and year first above written.

GOLDEN CENTURY RESOURCES LTD.

Per:

/s/ David Cheng Lee
David Cheng Lee
President

GOLDEN CENTURY RESOURCES LIMITED

Per:

/s/ Au Chi Shung
Au Chi Shung
Director

Signed and Delivered by Hong Yang in the presence of: /s/ Mo Wei Witness (Signature) Mo Wei Name (please print)	) ) ) ) ) ) ) )	/s/ Hong Yang Hong Yang
Signed and Delivered by Mo You Yu in the presence of: ___________________________ Witness (Signature) ___________________________ Name (please print)	) ) ) ) ) ) ) )	/s/ Mo You Yu Mo You Yu
Signed and Delivered by Yun Zhi Lu in the presence of: /s/ Ji Yong Yang Witness (Signature) Ji Yong Yang Name (please print)	) ) ) ) ) ) ) )	/s/ Yun Zhi Lu Yun Zhi Lu
Signed and Delivered by Ji Yong Yang in the presence of: /s/ Yun Zhi Lu Witness (Signature) Yun Zhi Lu Name (please print)	) ) ) ) ) ) ) )	/s/ Ji Yong Yang Ji Yong Yang

SCHEDULE A

SHAREHOLDERS

Name and Address of Shareholder	Number of Shares
Golden Century Resources Limited (BVI)	#######
Hong Yang	#######
Mo You Yu	#######
Yun Zhi Lu	#######
Ji Yong Yang	#######
Total	7,731,140

SCHEDULE B

OFFER STATEMENT

The undersigned Shareholder asks for the consideration and approval of the Offer set out below.  All capitalized terms have the meaning described in the Shareholders agreement dated March __, 2011 between certain Shareholders and Golden Century Resources Ltd.:

Purchaser: _____________________________

Price per share: _________________________

Number of shares: _______________________

Number of Shares to be distributed evenly per Shareholder?  Yes ___   No ____

If not to be distributed evenly per Shareholder, the number of shares to be sold by each Shareholder is set out below:

Is Withholding allowed? Yes ___   No ____

Withholding details, if known:

I hereby submit this Offer Statement and will resubmit an amended Offer Statement if any Shareholder informs me that he approves of the Offer but Chooses to Withhold.

Signed and Delivered by ____________ in the presence of: ___________________________ Witness (Signature) ___________________________ Name (please print)	) ) ) ) ) ) ) )	___________________________________________

Acceptance:

I hereby accept the Offer as stated above.

Signed and Delivered by ____________ in the presence of: ___________________________ Witness (Signature) ___________________________ Name (please print)	) ) ) ) ) ) ) )	___________________________________________